Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Transgenomic, Inc. and Subsidiary of our report dated March 14, 2013, relating to our audit of the consolidated financial statements for the year ended December 31, 2012, which appears in the Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

On October 26, 2015, McGladrey LLP changed its name to RSM US LLP.

/s/ RSM US LLP

Omaha, Nebraska

January 25, 2016